Exhibit 99.1

Barnes & Noble Education Reports Second Quarter Preliminary Fiscal Year 2025 Unaudited Financial Results
2Q BNC First Day® Program Revenues Increased 18% YOY to $235 million
2Q Net Income From Continuing Operations Expected to Increase by mid-70% to mid-90% YoY

BASKING RIDGE, N.J., Nov. 7, 2024 (GLOBE NEWSWIRE) -- Barnes & Noble Education, Inc. (NYSE: BNED), a leading solutions provider for the education industry, today announced preliminary, unaudited results for the second quarter ended October 26, 2024. These unaudited GAAP results are from continuing operations on a consolidated basis, unless noted otherwise, with Adjusted EBITDA presented as a non-GAAP measure.
As BNED’s most significant quarter from a revenue perspective, the second quarter includes the majority of the Fall back-to-school period. Preliminary, unaudited results suggest that second quarter fiscal year 2025 revenue is expected to be approximately flat year over year (YoY), while operating 109 fewer physical and virtual stores. Net Income for the quarter is expected to be in the mid to high $40 million range, an anticipated increase by mid-70% to mid-90% YoY, driven by comparable store top-line growth and continued improvements in cost management. Adjusted EBITDA is also expected to increase in the mid to high $10 million range to the mid to high $60 million range.
Jonathan Shar, CEO, commented, “We are pleased with the preliminary second quarter results during the important Fall back to school period and the progress we have made to date executing against our key strategic initiatives. From strong growth in our First Day® affordable access programs, to outstanding retail execution supporting our client institutions, and a disciplined approach to cost management, we are excited about the momentum we are building in our business transformation.”
The company is expecting to share final, unaudited second quarter fiscal year 2025 financial results in the beginning of December 2024 and will provide more detail and commentary at that time, inclusive of full financial tables and a reconciliation of non-GAAP measures.
The table below reflects the reconciliation of Adjusted EBITDA to the most comparable GAAP financial metric, Net Income from Continuing Operations:

$ in thousands	13 weeks ended - Q2
	October 26, 2024	October 28, 2023
Net income from continuing operations	$44,000-$49,000	$24,854
Add:
Depreciation and amortization expense	8,000	10,175
Interest expense, net	5,000	10,664
Income tax expense	1,000-2,000	314
Restructuring and other charges	1,000	4,274
Stock-based compensation expense (non-cash)	2,000	799
Adjusted EBITDA (Non-GAAP)- Continuing Operations	$61,000-$69,000	$51,080

ABOUT BARNES & NOBLE EDUCATION, INC.
Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better and smarter world. For more information, visit www.bned.com.

Media & Investor Contact:
Judith Buckingham
Manager, Corporate Communications
jbuckingham@bned.com

Use of Non-GAAP Financial Information - Adjusted EBITDA

To supplement the Company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”) the Company has presented the financial measure of Adjusted EBITDA, which is a non-GAAP financial measure under Securities and Exchange Commission (the "SEC") regulations. We define Adjusted EBITDA as net income (loss) plus (1) depreciation and amortization; (2) interest expense and (3) income taxes, (4) as adjusted for items that are subtracted from or added to net income (loss).

This non-GAAP measure has been reconciled to the most comparable financial measure presented in accordance with GAAP as follows: the reconciliation of consolidated Adjusted EBITDA to consolidated net income (loss). All of the items included in the reconciliation are either (i) non-cash items or (ii) items that management does not consider in assessing our on-going operating performance.

This non-GAAP financial measure is not intended as substitutes for and should not be considered superior to measures of financial performance prepared in accordance with GAAP. In addition, the Company's use of this non-GAAP financial measure may be different from similarly named measures used by other companies, limiting their usefulness for comparison purposes.

We review this non-GAAP financial measure as an internal measure to evaluate our performance at a consolidated level to manage our operations. We believe that this measure is a useful performance measure which is used by us to facilitate a comparison of our on-going operating performance on a consistent basis from period-to-period. We believe that this non-GAAP financial measure provides for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone, as they exclude certain items that management believes do not reflect the ordinary performance of our operations in a particular period. Our Board of Directors and management also use Adjusted EBITDA at a consolidated level as one of the primary methods for planning and forecasting expected performance, for evaluating on a quarterly and annual basis actual results against such expectations, and as a measure for performance incentive plans. We believe that the inclusion of Adjusted EBITDA results provides investors useful and important information regarding our operating results, in a manner that is consistent with management’s evaluation of business performance.

The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Form 10-K dated April 27, 2024 filed with the SEC on July 1, 2024, which includes consolidated financial statements for each of the three years for the period ended April 27, 2024, April 29, 2023, and April 30, 2022 (Fiscal 2024, Fiscal 2023, and Fiscal 2022, respectively). The Company also urges investors to carefully review the financial information included as part of the Company’s Quarterly Report on Form 10-Q for the period ended July 27, 2024, filed with the SEC on September 10, 2024.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, which include but are not limited to the anticipated financial results for second quarter fiscal 2025 and the timing of the Company full release of financial results for second quarter fiscal 2025. We caution you not to place undue reliance on these forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, but not limited to: the completion of our quarterly review process for our financial results for the second fiscal quarter of 2025, which could cause the preliminary results reflect in this press release to change; the amount of our indebtedness and ability to comply with covenants contained in our credit agreement; and our ability to maintain adequate liquidity levels to support ongoing inventory purchases and related vendor payments in a timely manner. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in the Company’s Annual Report on Form 10-K for the year ended April 27, 2024 as filed with the SEC. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and we do not intend to update these forward-looking statements after the date of this press release, except as required by law.